Contact:	Marissa Vidaurri
Vice President of Investor Relations
(512) 683-5215

NI Reports Record Revenue for a Second Quarter
Strong execution in challenging macro environment

Q2 2023 Summary
•	Record GAAP revenue for a second quarter of $417 million, up 5 percent year over year
•	Solid Q2 GAAP operating margin of 10%
•	Record Q2 Non-GAAP operating margin of 22%
•	Strong diluted GAAP EPS of $0.23 and diluted non-GAAP EPS of $0.51

AUSTIN, Texas - July 27, 2023 - National Instruments Corporation (Nasdaq: NATI) today announced Q2 2023 revenue of $417 million, up 5 percent year over year, a record for a second quarter.

In Q2, the total value of the company's orders was down 17 percent year over year. Orders were down 20 percent in the Americas, down 26 percent in APAC, and flat in EMEA year over year.

In Q2, GAAP gross margin was 72 percent and non-GAAP gross margin was 74 percent. Total GAAP operating expenses were $257 million and non-GAAP operating expenses were $218 million. GAAP operating income for Q2 was $41 million with non-GAAP operating income of $91 million. In Q2, GAAP operating margin was 10 percent with non-GAAP operating margin of 22 percent.

In Q2, GAAP net income for Q2 was $30 million and non-GAAP net income was $68 million, with GAAP diluted EPS of $0.23 and non-GAAP diluted EPS of $0.51.

“I am pleased with our results in the second quarter. We delivered record revenue for a second quarter, along with strong operating margin and EPS, which demonstrates the operating leverage we have developed through our ongoing transformation. Revenue was up 5 percent year-over-year and was bolstered by our strong backlog, even as orders weakened more than we initially anticipated throughout the quarter,” said Eric Starkloff, NI President and CEO. “Despite the challenging macro environment, we executed our strategy. Our performance is a testament to our continued focus on high growth subsegments and global execution.”

"Our focus on operational execution and expense management continued, resulting in second quarter GAAP operating margin up over 450 bps and non-GAAP operating margin up over 600 bps as compared to the same quarter last year," said Daniel Berenbaum, NI CFO. "While we still see difficulty in obtaining reliable supply of a few specific parts, a general easing of supply chain constraints combined with the laser-focus of our team enabled more shipments from our strong backlog, offsetting a difficult bookings environment."

As of June 30, 2023, NI had $139 million in cash and cash equivalents. During the second quarter, NI paid $37 million in dividends. The NI Board of Directors approved a quarterly dividend of $0.28 per share payable on August 29, 2023, to stockholders of record on August 8, 2023.
NI's non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of the NI's GAAP and non-GAAP results are included as part of this news release.

YTD 2023 Summary
•	Record GAAP revenue of $854 million, up 9 percent year over year
•	Strong GAAP operating margin of 11% and record non-GAAP operating margin of 23%
•	Strong diluted GAAP EPS of $0.58, up 107 percent year over year and record diluted non-GAAP EPS of $1.13, up 47 percent year over year

Non-GAAP Presentation

To supplement NI’s financial statements presented on a GAAP basis, NI has provided non-GAAP financial information, including non-GAAP revenue or net sales, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin and diluted EPS. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by NI may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are subject to risks and uncertainties.  These statements include those set forth above relating to our ability to execute on our strategy.  All forward-looking statements are based on current expectations and projections of future events.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not guarantees of performance and actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors which could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our financial results due to factors outside of our control; our outstanding debt; the interest rate risk associated with our variable rate indebtedness; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; provisions in charter documents and Delaware law that delay or prevent our acquisition; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the merger agreement entered into in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of our common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company.  In addition, our ability to declare and/or pay declared dividends is subject to compliance with the terms of our existing credit agreement. The Company directs readers to its Form 10-K for the year ended December 31, 2022 and the other documents it files with the SEC for other risks associated with the Company’s future performance.  These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.  All information in this release is as of the date above.  The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About NI

At NI, we bring together people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

National Instruments, NI and ni.com and Engineer Ambitiously are trademarks of National Instruments Corporation. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Cash and cash equivalents	$139,243	$139,799
Accounts receivable, net	389,926	445,279
Inventories, net	401,626	388,164
Prepaid expenses and other current assets	123,949	115,677
Total current assets	1,054,744	1,088,919
Property and equipment, net	283,907	265,380
Goodwill	638,459	615,734
Intangible assets, net	192,904	200,850
Operating lease right-of-use assets	68,062	59,176
Other long-term assets	124,918	128,479
Total assets	$2,362,994	$2,358,538

Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$60,514	$54,639
Accrued compensation	49,575	71,422
Deferred revenue - current	158,247	137,208
Operating lease liabilities - current	16,608	13,834
Other taxes payable	55,622	67,615
Debt, current	25,000	25,000
Other current liabilities	58,833	153,157
Total current liabilities	424,399	522,875
Deferred income taxes	5,983	1,676
Income tax payable - non-current	22,581	40,646
Deferred revenue - non-current	60,094	63,066
Operating lease liabilities - non-current	36,486	30,588
Debt - non-current	564,373	516,637
Other long-term liabilities	31,558	26,926
Total liabilities	$1,145,474	$1,202,414

Stockholders' equity:
Common stock	1,328	1,310
Additional paid-in capital	1,251,971	1,207,420
Retained earnings	(11,295)	(14,741)
Accumulated other comprehensive loss	(24,484)	(37,865)
Total stockholders' equity	1,217,520	1,156,124
Total liabilities and stockholders' equity	$2,362,994	$2,358,538

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net sales:
Product	$379,436	$354,805	$779,835	$698,489
Software maintenance	37,368	40,710	73,794	82,281
Total net sales	416,804	395,515	853,629	780,770

Cost of sales:
Product	113,625	123,307	241,181	238,332
Software maintenance	4,862	4,167	10,012	8,370
Total cost of sales	118,487	127,474	251,193	246,702

Gross profit	298,317	268,041	602,436	534,068
	71.6%	67.8%	70.6%	68.4%
Operating expenses:
Sales and marketing	123,101	124,908	240,443	245,064
Research and development	83,801	85,589	170,438	167,750
General and administrative	50,504	36,772	93,719	69,949
Total operating expenses	257,406	247,269	504,600	482,763
Operating income	40,911	20,772	97,836	51,305
Other expense	(8,500)	(3,505)	(11,519)	(3,473)
Income before income taxes	32,411	17,267	86,317	47,832
Provision for income taxes	1,919	4,833	8,896	10,162
Net income	$30,492	$12,434	$77,421	$37,670

Basic earnings per share	$0.23	$0.09	$0.59	$0.29
Diluted earnings per share	$0.23	$0.09	$0.58	$0.28

Weighted average shares outstanding -
Basic	132,369	131,973	131,850	132,039
Diluted	134,171	132,708	133,693	132,948

Dividends declared per share	$0.28	$0.28	$0.56	$0.56

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2023	2022

Cash flow from operating activities:
Net income	$77,421	$37,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,541	45,742
Stock-based compensation	30,388	40,804
Loss from equity-method investees	(5,597)	(131)
Deferred income taxes	2,488	943
Net change in operating assets and liabilities	(75,368)	(169,930)
Net cash (used in) provided by operating activities	74,873	(44,902)

Cash flow from investing activities:
Acquisitions, net of cash received	(23,024)	(72,802)
Capital expenditures	(35,477)	(24,509)
Capitalization of internally developed software	(925)	(187)
Additions to other intangibles	(3,811)	(2,478)
Net cash used in investing activities	(63,237)	(99,976)

Cash flow from financing activities:
Proceeds from revolving loan facility	120,000	175,000
Payments on revolving line of credit	(60,000)	—
Proceeds from term loan	—	—
Payments on term loan	(12,500)	—
Debt issuance costs	—	—
Proceeds from issuance of common stock	17,376	17,859
Repurchase of common stock	—	(70,000)
Dividends paid	(73,975)	(74,034)
Other	(3,075)	—
Net cash used in financing activities	(12,174)	48,825

Impact of changes in exchange rates on cash	(18)	(4,180)

Net change in cash and cash equivalents	(556)	(100,233)
Cash and cash equivalents at beginning of period	139,799	211,106
Cash and cash equivalents at end of period	$139,243	$110,873

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction and integration costs, capitalization and amortization of internally developed software costs, restructuring charges, gains on sale of business/assets, and other that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2023	2022	2023	2022
Stock-based compensation
Cost of sales	$467	$1,253	$1,429	$2,475
Sales and marketing	5,792	7,202	10,727	14,291
Research and development	5,146	6,271	10,264	12,359
General and administrative	3,424	5,951	7,967	11,680
Provision for income taxes	(6,020)	(1,993)	(7,821)	(4,648)
Total	$8,809	$18,684	$22,566	$36,157

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$—	$371	$—	$742
Cost of sales	8,402	6,415	15,062	10,218
Sales and marketing	4,694	5,573	9,267	11,712
Research and development	—	—	—	(320)
Other (expense) income	320	503	753	1,019
Provision for income taxes	(2,014)	(2,094)	(3,505)	(3,530)
Total	$11,402	$10,768	$21,577	$19,841

Acquisition transaction and integration costs, restructuring charges, and other(1)
Cost of sales	$982	$1,159	$2,502	$1,944
Sales and marketing	3,225	2,339	9,169	2,646
Research and development	497	487	3,735	1,102
General and administrative	16,555	1,248	24,492	3,019
Other (expense) income	48	(265)	(2,449)	(2,132)
Provision for income taxes	(4,569)	(779)	(8,867)	(1,356)
Total	$16,738	$4,189	$28,582	$5,223
(1) Includes costs related to our announced merger with Emerson Electric Co. incurred during the first and second quarter of 2023

(Capitalization) and amortization of internally developed software costs
Cost of sales	$659	$1,896	$1,390	$3,929
Research and development	—	—	(910)	(187)
Provision for income taxes	(153)	(436)	(132)	(843)
Total	$506	$1,460	$348	$2,899

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$298,317	$268,041	$602,436	$534,068
Stock-based compensation	467	1,253	1,429	2,475
Amortization of acquisition-related intangibles and fair value adjustments	8,402	6,786	15,062	10,960
Acquisition transaction and integration costs, restructuring charges and other	982	1,159	2,502	1,944
Amortization of internally developed software costs	659	1,896	1,390	3,929
Non-GAAP gross profit	$308,827	$279,135	$622,819	$553,376
Non-GAAP gross margin	74.1%	70.5%	73.0%	70.8%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$257,406	$247,269	$504,600	$482,763
Stock-based compensation	(14,362)	(19,424)	(28,958)	(38,330)
Amortization of acquisition-related intangibles and fair value adjustments	(4,694)	(5,573)	(9,267)	(11,392)
Acquisition transaction and integration costs, restructuring charges and other	(20,277)	(4,074)	(37,396)	(6,767)
Capitalization of internally developed software costs	—	—	910	187
Non-GAAP operating expenses	$218,073	$218,198	$429,889	$426,461

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$40,911	$20,772	$97,836	$51,305
Stock-based compensation	14,829	20,677	30,387	40,805
Amortization of acquisition-related intangibles and fair value adjustments	13,096	12,359	24,329	22,352
Acquisition transaction and integration costs, restructuring charges and other	21,259	5,233	39,898	8,711
Net amortization of internally developed software costs	659	1,896	480	3,742
Non-GAAP operating income	$90,754	$60,937	$192,930	$126,915
Non-GAAP operating margin	21.8%	15.4%	22.6%	16.2%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes(1)
Provision for income taxes, as reported	$1,919	$4,833	$8,896	$10,162
Stock-based compensation	6,020	1,993	7,821	4,648
Amortization of acquisition-related intangibles and fair value adjustments	2,014	2,094	3,505	3,530
Acquisition transaction and integration costs, restructuring charges and other	4,569	779	8,867	1,356
Net amortization of internally developed software costs	153	436	132	843
Non-GAAP provision for income taxes(1)	$14,675	$10,135	$29,221	$20,539
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income, as reported	$30,492	$12,434	$77,421	$37,670
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	14,829	20,677	30,387	40,805
Amortization of acquisition-related intangibles and fair value adjustments	13,416	12,862	25,082	23,371
Acquisition transaction and integration costs, restructuring charges and other	21,307	4,968	37,449	6,579
Net amortization of internally developed software costs	659	1,896	480	3,742
Income tax effects and adjustments(1)	(12,756)	(5,302)	(20,325)	(10,377)
Non-GAAP net income	$67,947	$47,535	$150,494	$101,790
Non-GAAP net margin	16.3%	12.0%	17.6%	13.0%

Diluted EPS, as reported	$0.23	$0.09	$0.58	$0.28
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Stock-based compensation	0.11	0.16	0.23	0.31
Amortization of acquisition-related intangibles and fair value adjustments	0.10	0.10	0.19	0.18
Acquisition transaction and integration costs, restructuring charges and other	0.16	0.04	0.28	0.05
Net amortization of internally developed software costs	0.01	0.01	—	0.03
Income tax effects and adjustments(1)	(0.10)	(0.04)	(0.15)	(0.08)
Non-GAAP diluted EPS	$0.51	$0.36	$1.13	$0.77
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Weighted average shares outstanding - Diluted	134,171	132,708	133,693	132,948